                         SECOND AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                       MERIDIAN INDUSTRIAL TRUST, INC.
                         __________________________

                         SECOND AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                       MERIDIAN INDUSTRIAL TRUST, INC.
                         __________________________


                                   ARTICLE 1
                                    OFFICES

     1.1 PRINCIPAL OFFICE. The principal office of Meridian Industrial Trust, Inc. (the "Corporation") shall be located at such place or places as the Board of Directors may designate.

     1.2 ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2
                           MEETINGS OF STOCKHOLDERS

     2.1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

     2.2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors during the month of May in each year.

     2.3. SPECIAL MEETINGS. The chairman of the board, if there be one, president or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than 10% of all the votes entitled to be cast at such meeting or as otherwise provided in any Articles Supplementary, Articles of Amendment or Articles of Amendment and Restatement with respect to the rights of any class or series of stock then outstanding. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such

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

meeting. Except as otherwise provided in any Articles Supplementary, Articles of Amendment or Articles of Amendment and Restatement with respect to the rights of any class or series of stock then outstanding, the secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months. The provisions of this Section 2.3 are subject to the provisions of Section 2.12 of these Bylaws.

     2.4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

     2.5. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

     2.6. ORGANIZATION. At every meeting of stockholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman (which person need not, in the case of a meeting of stockholders of any series of preferred stock then outstanding, be an officer of the Corporation), and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

     2.7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this
Section 2.7 shall not affect any
requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted; provided, however, that no stockholder shall be entitled to cumulative voting. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

     2.9. PROXIES. A stockholder may vote the stock owned of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     2.10. VOTING OF STOCK BY CERTAIN HOLDERS.

              2.10.1    VOTING AUTHORITY AND PROCEDURES.

              (a) Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the chairman of the board, if there be one, president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the board of directors of such corporation or the governing body of such other entity or pursuant to an agreement of the partners of a partnership, as the case may be, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

              (b) Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

              (c) The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

         2.10.2 VOTING RIGHTS OF CERTAIN CONTROL SHARES. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Subtitle 7 of Title 3 of the Maryland General Corporation Law or any successor statute (the "Maryland General Corporation Law") shall not apply to any acquisition of shares of stock of the Corporation by (a) Hunt Realty Acquisitions, L.P., a Delaware limited partnership, RRH Corporation, a Delaware corporation (or any affiliate thereof), or Ray L. Hunt (or any affiliate of Ray L. Hunt) (individually and collectively referred to as "Hunt"), or (b) USAA Real Estate Company, a Delaware corporation, or United Services Automobile Association (or any direct or indirect subsidiary thereof) (individually and collectively referred to as "USAA"). This Section
2.10.2 may not be amended or repealed, in whole or in part, at any time, whether before or after an acquisition of "control shares" (as defined under the Maryland General Corporation Law) by Hunt or USAA, without the prior written consent of Hunt and USAA.

     2.11. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

    Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

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

The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

     2.12. NOMINATIONS AND STOCKHOLDER BUSINESS

              2.12.1    ANNUAL MEETINGS OF STOCKHOLDERS.

              (a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) as provided in any Articles Supplementary, Articles of Amendment or Articles of Amendment and Restatement with respect to the rights of any class or series of stock then outstanding, or (iv) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 2.12.1, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.12.1.

              (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iv) of Section 2.12.1(a), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

              (c) Notwithstanding anything in the second sentence of Section 2.12.1(b) to the contrary, subject to the rights of the holders of shares of any class or series of stock then outstanding, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.12.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

              2.12.2 SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Subject to the rights of the holders of shares of any class or series of stock then outstanding, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice for in this Section 2.12.2, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.12.2. Subject to the rights of the holders of shares of any class or series of stock then outstanding, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by
Section 2.12.1(b) shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

              2.12.3    GENERAL.

              (a) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective nomination or proposal be disregarded.

              (b) For purposes of this Section 2.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (c) Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this
Section 2.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     2.13. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                   ARTICLE 3
                                   DIRECTORS

     3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

     3.2. NUMBER, TENURE AND QUALIFICATIONS. Except as otherwise provided in any Articles Supplementary, Articles of Amendment or Articles of Amendment and Restatement with respect to the rights of any class or series of stock then outstanding, at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law or the charter of the Corporation, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

     3.3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary.
The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

     3.4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, if there be one, president or by any two directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

     3.5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by mail shall be given at least three days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

     3.6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. The Board of Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     3.7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

     3.8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     3.9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

     3.10. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Subject to the rights of the holders of shares of any class or series of stock then outstanding, any vacancy on the Board of Directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, although such majority is less than a quorum. Subject to the rights of the holders of shares of any class or series of stock then outstanding, any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Except as otherwise provided in any Articles Supplementary, Articles of Amendment, or Articles of Amendment and Restatement with respect to any class or series of stock then outstanding, any individual so elected as director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

     3.11. COMPENSATION. Directors shall not receive any stated salary for their services as directors (including services on committees of the Board of Directors) but, by resolution of the Board of Directors, may receive fixed sums (which may be payable in cash or securities of the Corporation) per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors (including services on committees of the Board of Directors). Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

     3.12. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

     3.13. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

     3.14. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

     3.15. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Except as otherwise set forth in any policy duly adopted by the Board of Directors (which may be amended from time to time after adoption by the Board), any director, officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE 4
                                  COMMITTEES

     4.1. NUMBER AND TENURE. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee and other committees, composed of two or more directors, to serve at the pleasure of the Board of Directors.

     4.2. POWERS. The Board of Directors may delegate to committees appointed under Section 4.1 any of the powers of the Board of Directors, except as prohibited by law.

     4.3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep minutes of its proceedings.

     4.4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     4.5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

     4.6. VACANCIES. The Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                   ARTICLE 5
                                   OFFICERS

     5.1. GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief financial officer, one or more vice presidents, a chief operating officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the chairman of the board, if there be one, or president, if there is no chairman of the board, may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled on a permanent or temporary basis any office except that of chief executive officer, president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     5.2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board, if there be one, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

     5.3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

     5.4. CHAIRMAN OF THE BOARD. The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the stockholders and at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time be assigned to such person by the Board of Directors or prescribed by the Bylaws. The chairman of the board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.6, unless the president has been so designated the chief executive officer.

     5.5. PRESIDENT. In the absence of the chairman of the board, or if there be none, the president shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The president shall have the responsibilities and duties as set forth by the Board of Directors or the chairman of the board (if there be one and if the chairman of the board is the chief executive officer). If there is a chairman of the board, the president may be the chief executive officer of the Corporation, if so designated by the Board of Directors. If there is no chairman of the board, the president shall be the chief executive officer.

     5.6. CHIEF EXECUTIVE OFFICER. The chief executive officer, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and other officers of the Corporation. The chief executive officer may execute any deed, mortgage, bond, contract or other instrument, except as otherwise required by law or in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation.

     5.7. CHIEF FINANCIAL OFFICER. The chief financial officer, if such an officer is elected, shall have the responsibilities and duties as set forth by the Board of Directors, the chairman of the board, if there be one, or the president.

     5.8. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors, the chairman of the board, if there be one, or the president.

     5.9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the chairman of the board, if there be one, or the president. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     5.10. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) provide that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register, or cause the Corporation's transfer agent to keep a record, of the post office address of each stockholder which shall be furnished to the secretary or transfer agent by such stockholder; (e) have general charge, or cause the Corporation's transfer agent to have general charge, of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the Board of Directors, the chairman of the board, if there be one, or the president.

     5.11. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

    The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to chairman of the board, if there be one, the president and Board of Directors, at the regular meetings of the Board of Directors or whenever the chairman of the board, president or Board of Directors may so require, an account of all the treasurer's transactions and of the financial condition of the Corporation.

    If required by the Board of Directors, the chairman of the board, if there be one, or the president, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the Corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the treasurer's possession or under the treasurer's control belonging to the Corporation.

     5.12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chairman of the board, if there be one, the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, the chairman of the board, if there be one, or the president, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors, chairman of the board or president.

          5.13. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director.

                                   ARTICLE 6
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     6.1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

     6.2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

     6.3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE 7
                                     STOCK

     7.1. CERTIFICATES. A certificate or certificates representing the number of shares of each class of stock held by each stockholder shall be issued and transferred in accordance with these Bylaws; provided, however, that the Corporation may elect to issue shares of stock to any stockholder in uncertificated form unless a stockholder requests that the Corporation issue certificates which represent and certify such shares to such stockholder. If shares of any class of stock held by a stockholder are issued by the Corporation in uncertificated form, the Corporation shall provide such stockholder with a written statement which contains the information required under applicable law, including the information required under Section 2-211 of the Maryland General Corporation Law and the Maryland Uniform Commercial Code, if applicable. Each certificate representing shares of stock of the Corporation shall be signed by the chairman of the board, if there be one, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the actual corporate seal, if any, of the Corporation or a facsimile of it or in any other form. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

7.2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue an initial transaction statement or a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

    Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

    7.3. REPLACEMENT CERTIFICATES. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in such officer's discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as such officer shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

    7.4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

    In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

    If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

    When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 7.4, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

    7.5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

    7.6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Corporation's charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                   ARTICLE 8
                                ACCOUNTING YEAR

    The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                  ARTICLE 9
                                DISTRIBUTIONS

    9.1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.

    9.2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, determine to be proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE 10
                               INVESTMENT POLICY

    Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                   ARTICLE 11
                                      SEAL

    11.1. SEAL. The Board of Directors may authorize the adoption of a seal for use by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

    11.2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                 ARTICLE 12
                 INDEMNIFICATION AND ADVANCES FOR EXPENSES

    To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses (including court costs, attorneys' fees and related disbursements) in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of such individual's service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of such individual's service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

    Neither the amendment nor repeal of this Article 12, nor the adoption or amendment of any other provision of the Bylaws or the charter of the Corporation inconsistent with this Article 12, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

    Notwithstanding any amendment or repeal of this Article 12, upon the prior approval of the Board of Directors, the Corporation may enter into contracts with any or all of its directors and officers and with other parties regarding indemnification and advancement of expenses.

                                 ARTICLE 13
                               WAIVER OF NOTICE

    Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE 14
                             AMENDMENT OF BYLAWS

    Except as otherwise provided herein, the Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws, to adopt additional Bylaws and to amend and restate these Bylaws.

    The foregoing are certified as the Bylaws of the Corporation adopted by the Board of Directors as of January 26, 1996.

TABLE OF CONTENTS

ARTICLE 1  OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.1   Principal Office. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    1.2   Additional Offices. . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2  MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . .   1
    2.1.  Place.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    2.2.  Annual Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    2.3.  Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    2.4.  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.5.  Scope of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.6.  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    2.7.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.8.  Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.9.  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    2.10. Voting of Stock by Certain Holders. . . . . . . . . . . . . . . . . . .   4
    2.11. Inspectors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    2.12. Nominations and Stockholder Business. . . . . . . . . . . . . . . . . .   5
    2.13. Voting by Ballot. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 3  DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    3.1.  General Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    3.2.  Number, Tenure and Qualifications. . . . . . . . . . . . . . . . . . . .  8
    3.3.  Annual and Regular Meetings. . . . . . . . . . . . . . . . . . . . . . .  8
    3.4.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    3.5.  Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    3.6.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    3.7.  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    3.8.  Telephone Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    3.9.  Informal Action by Directors . . . . . . . . . . . . . . . . . . . . . . 10
    3.10. Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    3.11. Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    3.12. Loss of Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    3.13. Surety Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    3.14. Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    3.15. Certain Rights of Directors, Officers, Employees and Agents. . . . . . . 11

ARTICLE 4  COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    4.1.  Number and Tenure. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    4.2.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    4.3.  Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    4.4.  Telephone Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    4.5.  Informal Action by Committees. . . . . . . . . . . . . . . . . . . . . . 12
    4.6.  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                    -i-


ARTICLE 5  OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    5.1.  General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    5.2.  Removal and Resignation . . . . . . . . . . . . . . . . . . . . . . . .  13
    5.3.  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    5.4.  Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . .  13
    5.5.  President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    5.6.  Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . . .  14
    5.7.  Chief Financial Officer . . . . . . . . . . . . . . . . . . . . . . . .  14
    5.8.  Chief Operating Officer . . . . . . . . . . . . . . . . . . . . . . . .  14
    5.9.  Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    5.10. Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    5.11. Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    5.12. Assistant Secretaries and Assistant Treasurers. . . . . . . . . . . . .  15
    5.13. Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 6  CONTRACTS, LOANS, CHECKS AND DEPOSITS. . . . . . . . . . . . . . . . .  16
    6.1.  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    6.2.  Checks and Drafts . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    6.3.  Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 7  STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    7.1.  Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    7.2.  Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    7.3.  Replacement Certificates. . . . . . . . . . . . . . . . . . . . . . . .  18
    7.4.  Closing of Transfer Books or Fixing of Record Date. . . . . . . . . . .  18
    7.5.  Stock Ledger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    7.6.  Fractional Stock; Issuance of Units . . . . . . . . . . . . . . . . . .  19

ARTICLE 8  ACCOUNTING YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 9  DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    9.1.   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    9.2.   Contingencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 10  INVESTMENT POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 11  SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    11.1.  Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    11.2.  Affixing Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 12  INDEMNIFICATION AND ADVANCES FOR EXPENSES. . . . . . . . . . . . . . . 21

ARTICLE 13  WAIVER OF NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 14  AMENDMENT OF BYLAWS. . . . . . . . . . . . . . . . . . . . . . . . . . 22

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